SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 20, 2007
Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

355 South 1550 West
Spanish Fork, UT 84660
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Loan Agreement with Sausalito Capital Partners I, LLC

On or around November 15, 2006, Sausalito Capital Partners I, LLC (“Sausalito Capital”) advanced the Company $100,000.00 with an understanding that the advance was a loan from the stockholder with a 6% interest per annum and that the parties would later negotiate and execute an agreement memorializing the terms and conditions of the loan.  On February 20, 2007, pursuant to Section 4(2) of the Securities Act, the Company and the stockholder executed a Loan Agreement, which included a Promissory Note and warrant to acquire additional shares of common stock of the Company (the “Warrant”), included as Exhibit 4.4 to this Form 8-K, which memorialized the terms of the advancement.   The Warrant entitles Sausalito Capital to purchase 5,000 warrants at an exercise price of $5.00 per share on cash or cashless basis.  The Warrant expires on the date that is two (2) years following the date of date of issuance.

Subscription Agreement with National Real Estate Solutions Group Inc.

In December 2006, National Real Estate Solutions Group Inc. (“National Real Estate”) advanced the Company $200,000.00 at an agreed upon interest rate of 10% with an understanding that the Company and National Real Estate would later negotiate a securities purchase agreement.  On February 20, 2007, pursuant to Section 4(2) of the Securities Act, the Company executed and issued a convertible debenture and warrants in exchange for $200,000 (the “Debenture”) from National Real Estate (the “Debenture Financing”), included as Exhibit 4.5 to this Form 8-K.  The Debenture has a maturity date of March 31, 2007 (the “Maturity Date”). At the Maturity Date, at the sole option of the Company, all principal and any accrued interest due on this Debenture (the “Convertible Amount”) may be converted to common shares of the Company’s common stock at a share price equal to the greater of (i) Five Dollars ($5) or (ii) seventy-five percent (75%) of the most current 10-day trailing average bid price (the “Conversion Price”).  The 10% interest payment may be converted to common stock at the Conversion Price or in cash, also at the Company’s option.

Additionally, pursuant to the Debenture Financing, the Company also issued to National Real Estate warrants to purchase 3,125 shares common stock of the Company at an exercise price of $8.00, which expire three years from the date of issuance if not exercised.

In connection with the Debenture Financing, pursuant to Section 4(2) of the Securities Act, the Company also issued “cashless” warrants to Source Capital Group, Inc. to purchase 3,200 shares at $5.00 with a 5 year exercise period and paid $17,515 as a placement agent fee.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

4.4	Loan Agreement, Promissory Note and Warrant with Sausalito Capital Partners I,
LLC

4.5	Subscription Agreement from National Real Estate Solutions Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 21, 2007

BETTER BIODIESEL, INC.

By:	/s/ Ron Crafts
Ron Crafts Chief Executive Officer